UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2006

Golden Oval Eggs, LLC

(Exact name of Registrant as Specified in its Charter)

        Delaware
(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East P.O. Box 615 Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

        (320) 329-8182
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 4 through 6 and 8 are not applicable and therefore omitted.

Item 1.01               Entry Into A Material Definitive Agreement.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On May 23, 2006, Golden Oval Eggs, LLC (the “Company”) and GOECA, LP, entered into an Asset Purchase and Sale Agreement (the “Agreement”) with MoArk, LLC, Cutler at Abbeville, L.L.C., Hi Point Industries, LLC, L&W Egg Products, Inc., Norco Ranch, Inc. and MoArk Egg Corporation (collectively, the “Seller”). MoArk, LLC is a subsidiary of Land O’Lakes, Inc. (“LOL”). Cutler at Abbeville, L.L.C., Hi Point Industries, LLC, L&W Egg Products, Inc., Norco Ranch, Inc. and MoArk Egg Corporation are all wholly-owned subsidiaries of MoArk, LLC. GOECA, LP is a newly-formed Delaware limited partnership controlled by the Company that will continue portions of the Business, as defined below. Collectively, the Company and GOECA, LP are referred to herein as the “Buyer.”  The terms of the Agreement were previously disclosed by the Company by, and a copy of the Agreement was furnished as an exhibit to, a Current Report on Form 8-K dated May 23, 2006.

On June 30, 2006, the Buyer and the Seller completed the transactions contemplated by the Agreement and purchase certain assets and assume certain liabilities relating to Seller’s business of manufacturing, marketing, selling and distributing liquid egg products (the “Business”). Other than in respect of the transactions contemplated by the Agreement, there are no material relationships between the Seller and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer. The consideration for the purchase was determined through arm’s-length negotiations between the Company and the Seller.

In connection with the closing, the Buyer paid the Seller the total purchase price of $60,000,000, consisting of $38,000,000 in cash (of which $1,500,000 was paid as an earnest money deposit in connection with the execution of the Agreement), an additional $17,000,000 paid by the Buyer in the form of a subordinated promissory note bearing interest at a rate of 12% per year (the “Note”) issued to LOL and $5,000,000 paid by issuance of 697,350 Class B Units. No payments of principal or interest shall be due or payable under the Note until June 30, 2008. Beginning June 30, 2008 and on the last day of each succeeding calendar quarter through and including June 30, 2009, the Buyer is obligated to pay $200,000 against principal. The Buyer is further obligated to begin monthly payments of accrued but unpaid interest beginning June 30, 2008. The entire unpaid balance of principal and interest shall be due and payable in full on June 30, 2009. The Buyer may prepay the Note without penalty. Indebtedness under the Note is secured by security interests in all the Buyer’s assets pursuant to a Security Agreement dated as of June 30, 2006 by and between the Buyer and LOL. The security interest in favor of LOL is subject to the terms of an Intercreditor and Subordination Agreement dated as of June 30, 2006 by LOL in favor of CoBank, ACB, as agent for certain other senior lenders. The Note contains customary representations and warranties and affirmative and negative covenants, including provisions relating to an increase in the interest rate in the event of default, information rights and prohibitions on certain company actions or indebtedness without the approval of the Note holder.

In connection with the purchase and sale transactions contemplated by the Agreement, the Seller contributed to the Company assets of the Business valued at $5,000,000 in exchange for the issuance to LOL of 697,350 newly-created Class B Units of the Company, as further described below. The Class B Units are designated and issued pursuant to, and shall be entitled to such rights, preferences and benefits which are set forth in the Certificate of Designation (the “Certificate”), which is incorporated as a part of the Company’s Limited Liability Company Agreement. On June 30, 2006, LOL was admitted as a Class B member of the Company. The Certificate authorizes the issuance of 697,350 Class B Units plus such number as are issuable upon exercise of the warrant to purchase Class B Units, as described below. The Certificate may not be amended without the approval of the Class B member.

Pursuant to the Certificate, the financial and governance interests of the Class B Units and the rights of the holders of Class B Units are equal in all respect to those of the Class A units and holders of Class A units of the Company. Class B members are entitled to one vote for each Class B Unit held by the Class B member, with all votes cast by the Class B member counted with all votes cast by Class A members in determining whether a matter requiring a vote of members has been adopted and approved by the members. Further, the Class B Unit holders shall have the right to convert the Class B Units into Class A units on the basis of one Class B Unit for one Class A unit. The Certificate also provides the Class B member preemptive rights to make additional capital contributions to purchase units of the Company before the Company may accept additional capital contributions from other persons or may enter into contribution allowance agreements with other persons, subject to certain exceptions. If the Class B Unit holder does not exercise its preemptive rights and if the Company issues units at an equivalent value of less than $7.17 per Class B Unit, then, for so long as the Company is indebted to LOL, the Company must issue additional units to the Class B Unit holder so that the consideration value paid for the Class B Units is not diluted by the additional capital contribution, subject to certain exceptions. LOL has the right to an observer for all of the Company’s Board of Managers meetings, whether scheduled or specifically called. This observation right will continue for the following periods, whichever is longer:  (1) LOL is in compliance with covenants regarding non-competitive activities and the Company is indebted to LOL under a subordinated loan or note as part of the transaction to acquire assets from MoArk, LLC and others; (2) LOL is a member holding Class B Units; or (3) the period for the earn out under the Asset Purchase Agreement. The Certificate also provides that the Company may not create a class or series of units having rights, powers, preferences or privileges greater or superior in any respect to the Class B Units or the holders of Class B Units, unless the provisions apply equally to Class A Units and the holders of Class A Units; or amend the Limited Liability Company Agreement or any appendices thereto if the amendment would modify the limited liability of a Class A and Class B Unit holder, or the voting rights or interest of a Class A and B Unit holder in profits, losses, other items of income or loss, or any distributions unequally where the amendment adversely affects only the Class B Unit holder.

In connection with the Note, the Company issued to LOL a warrant dated June 30, 2006 for the purchase of Class B Units of the Company (the “Warrant”). In the event that the Note is not paid in full on or before July 1, 2009, the Warrant will become exercisable for such number of Class B Units as is equal to 10% of all the issued and outstanding units of the Company. The warrant will expire on July 1, 2011 and has an exercise price of $.01 per Class B unit. If the Note is paid in full at any time prior to July 1, 2009, the Warrant will be void ab initio.

In connection with the closing, the Buyer and LOL entered into a License Agreement pursuant to which the Buyer obtained the right to use certain trademarks of LOL in connection with the distribution, packaging, marketing, and sale of certain egg products in the United States, Canada, and Mexico. The Buyer and Norco Ranch, Inc. and McAnally Enterprises, LLC also entered into a Trademark License Agreement pursuant to which the Buyer obtained a license to certain trademarks and trade names owned by Norco Ranch, Inc. and McAnally Enterprises, LLC in connection with the distribution, packaging, marketing, and sale of certain egg products in the United States and Canada. Further, GOECA, LP and Norco Ranch, Inc. entered into breaking room sublease for a portion of the premises leased by Norco Ranch, Inc. and to be used by GOECA, LP in the Business. In connection with the closing of the transactions contemplated by the Agreement, MoArk, LLC and Buyer entered into an egg supply agreement pursuant to which MoArk, LLC will supply eggs to Buyer. The parties also entered into various transition and services agreements relating to the Business.

On June 30, 2006, the Company and LOL issued a joint press release attached hereto as Exhibit 99.1 regarding the closing of the transactions contemplated by the Agreement.

To facilitate the payment of $36,500,000 of the cash portion of the purchase price, the Company entered into an Amended and Restated Credit Agreement dated as of June 30, 2006 among the Company, Midwest Investors of Iowa, Cooperative, and GOECA, LP, the lenders from time to time party thereto, and CoBank ACB, as lender and agent (the “Credit Agreement”). The Credit Agreement provides for a $93,000,000 line of credit, consisting of a $15,000,000 revolving note that terminates on April 30, 2007 and $78,000,000 in term notes. Amounts under the term notes are due at maturity dates of September 20, 2014, December 20, 2015 and June 30, 2016. At the written request of the borrowers, the revolving note commitment may be renewed for any number of successive one-year periods in the sole discretion of the revolving note lenders, in which case the termination date shall be extended for a period corresponding to each such renewal, if any.

Amounts under the revolving note will bear interest at various rates depending upon the type of advance requested. Generally, the revolving note rates will be equal to an adjusted LIBOR plus a margin that will depend on a ratio of debt advanced to the Company’s EBITA, a quoted rate or CoBank’s base rate plus a margin. Amounts under the term notes will bear interest at various established rates and rates based upon an adjusted LIBOR plus a margin that will depend on a ratio of debt advanced to the Company’s EBITA. Except with respect to the amounts available under the Credit Agreement and the addition of GOECA, LP as a borrower, the Credit Agreement is substantially similar to the Credit Agreement dated as of September 13, 2004, as amended by that certain First Amendment to Credit Agreement dated as of November 30, 2005 as to representations and warranties, affirmative and negative covenants and conditions to funding. Amounts under the Credit Agreement are secured by substantially all of the borrower’s assets by a Security Agreement with the Company and Midwest Investors of Iowa, a Security Agreement with GOECA, LP, assignments of various contracts and margin interests, a mortgages on the borrowers’ real property and an assignment of rents.

Item 3.02                                             Unregistered Sales of Equity Securities.

As described above, on June 30, 2006, the Company issued 697,350 Class B Units and the Warrant to LOL in exchange for a contribution of assets relating to the Business valued at $5,000,000 and as additional consideration for the Note, respectively.

Based on the manner of sale and representations of LOL, the Company believes the issuance to LOL is a private placement not involving any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended, by virtue of Regulation D thereof and therefore, was exempt from the registration requirements thereof.

Item 7.01               Regulation FD.

On June 30, 2005, the Company first began mailing to its members a letter relating to the closing of the transactions contemplated by the Agreement. A copy of the June 30, 2006 letter to members may be found on the Company’s website at www.goldenovaleggs.com under the section “Breaking News.”

Item 9.01               Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The required financial statements of the business acquired are unavailable as of the date of this filing. Such financial statements will be filed on or before by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(b)           Pro Forma Financial Information

The required pro forma financial information is unavailable as of the date of this filing. Such financial statements will be filed on or before by amendment to this Form 8-K not later than 71 calendar days after the date that this Form 8-K must be filed.

(c)           Exhibits

Exhibit	Description
99.1	Joint Press Release of Golden Oval Eggs, LLC and Land O’Lakes, Inc. dated June 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

By:	/s/	Dana Persson
Dana Persson
President and Chief Executive Officer

Date:   June 30, 2006